EXHIBIT 99.2

NOTICE OF GUARANTEED DELIVERY

FOR
SUBSCRIPTION RIGHTS CERTIFICATES ISSUED
BY CRITICAL PATH, INC.

      This form, or one substantially equivalent hereto, must be used to exercise Rights pursuant to the Rights Offering described in the Prospectus dated                     , 2004 (the “Prospectus”) of Critical Path, Inc., a California corporation (the “Company”), if a holder of Rights cannot deliver the certificate(s) evidencing the Rights (the “Subscription Rights Certificate(s)”), to the Subscription Agent listed below (the “Subscription Agent”) at or prior to 5:00 p.m., New York City time, on                     ,2004, unless such time is extended as may be determined by the Company as described in the Prospectus (as it may be extended, the “Expiration Time”). Such form must be delivered by hand or sent by telegram, facsimile transmission, first class mail or overnight courier to the Subscription Agent, and must be received by the Subscription Agent on or prior to the Expiration Time. See “The Rights Offering — Method of Subscription — Exercise of Rights” in the Prospectus. Payment of the Subscription Price of $1.50 per share for each share of the Company’s Series E Convertible Preferred Stock, par value $0.001 (“Series E Preferred Stock”), subscribed for upon exercise of such Rights must be received by the Subscription Agent in the manner specified in “The Rights Offering — Method of Payment” in the Prospectus at or prior to 5:00 p.m., New York City time on                     , 2004 even if the Subscription Rights Certificate(s) evidencing such Rights is (are) being delivered pursuant to the Guaranteed Delivery Procedures thereof. See “The Rights Offering — Method of Subscription — Exercise of Rights” in the Prospectus.

The Subscription Agent is:

COMPUTERSHARE TRUST COMPANY

If by Mail: Computershare Trust Company P.O. Box 1596 Denver, Colorado 80201-1596	If by Hand or Overnight Courier: Computershare Trust Company 350 Indiana Street, Suite 800 Golden, Colorado 80401

Facsimile Transmission:

(303) 262-0606

Telephone Number for Confirmation:

(303) 262-0600 Ext. 4732

      DELIVERY OR TRANSMISSION OF THIS INSTRUMENT OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

      Questions may be answered by, and additional copies of relevant documents may be obtained by contacting Georgeson Shareholder Communications Inc., our Information Agent:

Georgeson Shareholder Communications Inc.

17 State Street, 10th floor
New York, NY 10004

Banks and Brokerage Firms please call: (212) 440-9000

Shareholders please call toll-free: (800) 843-1451

Ladies and Gentlemen:

      The undersigned hereby represents that the undersigned is the holder of Subscription Rights Certificate(s) representing                               Rights and that such Subscription Rights Certificate(s) cannot be delivered to the Subscription Agent at or before 5:00 p.m., New York City time, on                     , 2004. Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise (i) the Basic Subscription Right to subscribe for                      share(s) of Series E Preferred Stock with respect to each of the Rights represented by such Subscription Rights Certificate(s) and (ii) the Over-Subscription Right relating to such Rights, to the extent that shares of Series E Preferred Stock that are not otherwise purchased pursuant to the exercise of the Basic Subscription Rights (the “Excess Shares”) are available therefor, for an aggregate of up to                     Excess Shares, subject to availability and pro ration.

      The undersigned understands that payment of the Subscription Price of $1.50 per share for each share of Series E Preferred Stock subscribed for pursuant to the Basic Subscription Right and the Over-Subscription Right must be received by the Subscription Agent at or before the Expiration Time and represents that such payment, in the aggregate amount of $                    , either (check appropriate box):

☐	is being delivered to the Subscription Agent herewith;

      or

☐	has been delivered separately to the Subscription Agent in the manner set forth below (check appropriate box and complete information relating thereto):

☐	Wire transfer of funds

Name of transferor institution:

Date of transfer:

Confirmation number (if available):

☐	Uncertified check (Payment by uncertified check will not be deemed to have been received by the Subscription Agent until such check has cleared. Holders paying by such means are urged to make payment sufficiently in advance of the Expiration Time to ensure that such payment clears by such date.)

☐	Certified check

☐	Bank draft (cashier’s check)

☐	Money order

Name of maker:

Date of check, draft or money order:

Check, draft or money order number:

Bank or other institution on which check is drawn or issuer of money order:

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Signature(s)

Name(s)

(PLEASE TYPE OR PRINT)

ADDRESS

Area Code and Tel. No(s)

Subscription Rights Certificates No(s). (if available)

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GUARANTEE OF DELIVERY

(NOT TO BE USED FOR SUBSCRIPTION RIGHTS CERTIFICATE SIGNATURE GUARANTEE)

      The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers Corporation, or a commercial bank or trust company having an office or correspondent in the United States, or a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program, pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, guarantees that the undersigned will deliver to the Subscription Agent the certificates representing the Rights being exercised hereby, with any required signature guarantee and any other required documents, all within three (3) business days after the date hereof.

Dated:

(Address)	(Name of Firm)

(Area Code and Telephone Number)	(Authorized Signature)

      The institution that complete this form must communicate the guarantee to the Subscription Agent and must deliver the Subscription Rights Certificate(s) to the Subscription Agent within the time period shown in the Prospectus of Critical Path, Inc., dated                     , 2004. Failure to do so could result in a financial loss to such institution.

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